                                                                  Exhibit (d)(2)


                               LOCK-UP AGREEMENT

            This LOCK-UP AGREEMENT (this "Agreement") dated as of June 12, 2003 by and among APPLIED GRAPHICS TECHNOLOGIES, INC., KAGT HOLDINGS, INC ("KAGT"), a newly formed Delaware corporation affiliated with KOHLBERG MANAGEMENT IV, L.L.C. ("Kohlberg"), Fleet National Bank, as Administrative Agent (the "Agent") and the lenders (the "Lenders") party to the Second Amended and Restated Credit Agreement dated as of April 15, 2003 (as may be amended from time to time, the "Credit Agreement"), by and among Applied Graphics Technologies, Inc., as borrower (the "Borrower"), the Agent and the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            WHEREAS, the Lenders have made Advances and extensions of credit to the Borrower under the Credit Agreement;

            WHEREAS, the aggregate principal amount of Term Loans outstanding on the date hereof is $124,297,140 and the aggregate principal amount of Revolving Credit Advances on the date hereof is $49,900,000 (collectively, the "Lock-Up Date Balances");

            WHEREAS, the Borrower and Kohlberg have proposed a financial restructuring of the Borrower as described in the proposal letter attached as Annex I hereto (the "Restructuring");

            WHEREAS, the Borrower and KAGT intend to enter into a merger agreement (the "Merger Agreement") with respect to the implementation of the Restructuring;

            WHEREAS, Kohlberg or KAGT has obtained debt and equity financing commitments in the form attached hereto as Annex II (the "Commitment Letters");

            WHEREAS, the Restructuring contemplates the cancellation by the Agent and the Lenders of all obligations owing to them under the Credit Agreement and the other Loan Documents in exchange for consideration in the form and in the amounts described on Annex III hereto (the "Consideration") and otherwise pursuant to the terms of a pay-off letter in form and substance reasonably satisfactory to the Agent, the Lenders and the Borrower (the "Pay-off Letter"); and

            WHEREAS, the Agent and the Lenders desire to (i) cancel all obligations owing to them under the Credit Agreement and the other Loan Documents and (ii) cancel all warrants for common stock of the Borrower issued to the Lenders by the Borrower (the "Warrants") or the shares issued in respect thereof, in exchange for the Consideration.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, KAGT, the Agent and the Lenders agree as follows:

            1. Subject to the terms and conditions hereof and subject to the completion of definitive documentation reasonably satisfactory to the Borrower, the Agent and each Lender, each Lender agrees to (i) cancel all obligations owing to them under the Credit Agreement and the other Loan Documents and (ii) cancel the Warrants or the shares issued in respect thereof, in exchange for the Consideration; provided that (i) the Borrower shall not have requested the issuance of any new Letter of Credit, (ii) each Letter of Credit outstanding on the date hereof shall, at the Borrower's option, have been replaced, cancelled, back-stopped and/or cash collateralized (at 105% of their face value) and (iii) the Borrower's obligations under any Hedge Agreement with any Lender shall have been satisfied in full. On the date hereof, the Lenders shall exercise the option to purchase 680,067 shares of common stock of the

Borrower (the "Transferred Shares") pursuant to the letter agreement dated July 27, 2001 between the Lender and Applied Printing Technologies, L.P. Upon exercise of the option, the Lenders agree to enter into a Tender Agreement in the form attached as Annex IV hereto. It is understood that, with respect to the Transferred Shares, the Lenders shall be entitled to such investment opportunities in KAGT, if any, as may be afforded to other holders of common stock of the Borrower.

            2. Subject to the terms and conditions hereof, each Lender agrees that it shall not, directly or indirectly, seek, solicit, support, participate in the negotiation of, or enter into any other agreements with any other party with respect to, the assignment or transfer of its interests in respect of the Credit Agreement or the other Loan Documents; except that any Lender may sell such rights to a party that agrees in writing to be subject to the terms and conditions of this Agreement.

            3. This Agreement shall be effective until, and the obligations of the parties hereunder shall terminate on, July 31, 2003. Notwithstanding the foregoing, the Agent, at the direction of the Required Lenders, may upon written notice to the Borrower and Kohlberg, terminate the obligations of the Agent and the Lenders under this Agreement upon the occurrence of any of the following events:

            (i) any of the Subdebt Undertaking Agreements or the Preference Shares Undertaking Agreements (each as defined below) shall have been terminated by any of the parties thereto or shall otherwise no longer be in full force and effect;

            (ii) either of the Commitment Letters shall have been terminated by any party thereto or shall otherwise no longer be in full force and effect;

            (iii) any of the parties thereto shall have terminated the Merger Agreement or the Merger Agreement shall otherwise no longer be in full force and effect;

            (iv) (a) KAGT shall have failed to commence a tender offer for the outstanding common stock of the Borrower on or before June 20, 2003 or (b) the holders of not less than 51% of the outstanding common stock of the Borrower shall have failed to tender such shares on or before July 31, 2003;

            (v) the failure to post, on or before June 20, 2003, to the holders of the 8% Cumulative Convertible Redeemable Preference Shares due July 31, 2005 issued by Wace Group Limited (the "Preference Shares") a circular containing a proposal for the redemption of the Preference Shares at a discount that is sufficient to consummate the Restructuring;

            (vi) the failure to post, on or before June 20, 2003, to the holders of the 10% Subordinated Notes due October 31, 2005 (the "Subordinated Notes") a tender offer for the Subordinated Notes at a discount that is sufficient to consummate the Restructuring;

            (vii) (a) the Agent shall have provided notice to the Borrower and Kohlberg that the aggregate amount of the Lenders' Term Loans and Revolving Credit Advances exceeded the Lock-Up Date Balances by more than $3,000,000 as of the close of business on any five consecutive Business Days and (b) KAGT shall have failed to provide to the Agent within two Business Days of its receipt of such notice a written commitment, in form and substance reasonably satisfactory to the Agent, to provide the Consideration regardless of the then aggregate amount of the Post-Lock-Up Date Advances (as defined in Annex III); or

            (viii) the occurrence and continuance of an Event of Default under the Credit Agreement (other than in respect of Section 6.01(o) of the Credit Agreement).


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
            4. Each of the Borrower and Kohlberg hereby covenants and agrees to notify the Agent immediately upon its knowledge of the occurrence of a termination event pursuant to Section 3 of this Agreement.

            5. From and after the date hereof, subject to Sections 1 and 3 hereof, each of the parties to this Agreement hereby covenants and agrees to prepare and execute definitive documentation evidencing the obligations and transactions contemplated herein, and to execute and deliver all such other agreements, instruments and documents and to take all such further actions as the parties may reasonably deem necessary from time to time to carry out the intent and purpose of this Agreement and of the transactions contemplated hereby.

            6. Each of the parties hereto represents and warrants that (a) it has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and to perform its obligations hereunder, (b) it is duly organized, validly existing and in good standing under the laws of its state of organization and (c) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part.

            7. Neither the Agent nor any Lender shall issue any press release or make any public statements regarding the existence of this Agreement, the transactions contemplated hereby or the Restructuring, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange, in which case, prior notification of such announcement will be given to Kohlberg. The Agent and each Lender will, between the date of this Agreement and the date of the first public announcement by the Borrower or Kohlberg of the Restructuring, maintain appropriate confidentiality about the possibility, and terms, of this Agreement, the transactions contemplated hereby and the existence and terms of the Restructuring. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the Restructuring, shall not apply to the federal tax structure or federal tax treatment of the Restructuring, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Restructuring. The preceding sentence is intended to cause the Restructuring to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Restructuring or any federal tax matter or federal tax idea related to the Restructuring.

            8. The Agent and the Lenders acknowledge that in order to induce Kohlberg to proceed with the Restructuring, the Borrower has agreed to reimburse Kohlberg and KAGT for their out-of-pocket expenses relating to the Restructuring in an amount not to exceed $500,000 in the aggregate.

            9. This Agreement shall become effective when the Agent shall have received (i) counterparts hereof duly executed and delivered by KAGT, the Agent and the Lenders, (ii) a copy of a fully executed Merger Agreement and such agreement shall be in full force and effect, (iii) a copy of fully executed undertaking agreements among between the Borrower and the holders of not less than 51% of the aggregate principal amount of Subordinated Notes (the "Subdebt Undertaking Agreements") and such agreements shall be in full force and effect,
(iv) a copy of fully executed undertaking agreements among between the Borrower and the holders of not less than 51% of the outstanding Preference Shares (the "Preference Shares Undertaking Agreements") and such agreements shall be in full force and effect, (v) a copy of fully executed Commitment Letters and such letters shall be in full force and effect and (vi) the Agent, on behalf of the Lenders, shall have received (i) an extension of the expiration date to August 31, 2003 of those Warrants that currently expire on July 15, 2003 and (ii) countersigned copy of that certain letter dated as of the date hereof pursuant to which the Agent has exercised its call option with respect to the Transferred Shares.

            10. This Agreement together with any annexes attached hereto embodies the entire agreement between the parties and supersedes all prior negotiations, and documents reflecting such prior negotiations, between and among them with respect to the subject matter hereof.

            11. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state's choice of law provisions. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR IN RESPECT OF THIS AGREEMENT OR IN ANY WAY RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            12. This Agreement is intended for the benefit of the parties hereto and no other person shall have any rights hereunder.

            13. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same document. Execution copies of this Agreement may be delivered by facsimile, which shall be deemed to be an original for the purposes of this paragraph.


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
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

                                             FLEET NATIONAL BANK, as
                                             Administrative Agent and Lender


                                                 /s/ Ralph C. Palma
                                             By:________________________________
                                                 Title: Senior Vice President
                                                        Ralph C. Palma

                                             BANK OF AMERICA, N.A., as a Lender



                                                 /s/ Michael Staunton
                                             By:________________________________
                                                 Title: Senior Vice President


                                             WACHOVIA BANK, N.A. , as a Lender


                                                 /s/ Richard Bowen
                                             By:________________________________
                                                 Title: Vice President


                                             JP MORGAN CHASE BANK, as a Lender



                                                 /s/ Robert A. Kuhn
                                             By:________________________________
                                                 Title: Managing Director


                                             THE BANK OF NEW YORK, as a Lender



                                                 /s/ Gerry Granovsky
                                             By:________________________________
                                                 Title: Vice President

                                             SOVEREIGN BANK, as a Lender


                                                 /s/ Roland LaMoth
                                             By:________________________________
                                                 Title: Vice President


                                             SUNTRUST BANK, N.A. , as a Lender



                                                 /s/ Scott Deviney
                                             By:________________________________
                                                 Title: Director


                                             CITIZENS BANK OF MASSACHUSETTS, as
                                             a Lender


                                                 /s/ Lawrence Jacobs
                                             By:________________________________
                                                 Title: Vice President


                                             THE BANK OF NOVA SCOTIA, as a
                                             Lender



                                                 /s/ John W. Campell
                                             By:________________________________
                                                 Title: Managing Director



                                             PB CAPITAL CORPORATION, as a Lender



                                                 /s/ Ronni J. Leopold
                                             By:________________________________
                                                 Title: Vice President


                                                 /s/ Jonathan Tepper
                                             By:________________________________
                                                 Title: Assistant Vice President

                                             GE CAPITAL CFE, INC., as a
                                             Lender(1)



                                             By: /s/ William E. Magill
                                                ________________________________
                                                Title: Duly Authorized Signatory


----------
(1) This Agreement shall only be binding upon the GE Capital CFE, Inc. business ("CFE") of General Electric Capital Corporation ("GE Capital") and CFE's successors and assigns, but not upon any other business of GE Capital, any of its affiliates, or any of their respective successors and assigns, and shall relate only to the claims of CFE and not to any claims of any other business of GE Capital or any of its affiliates.

                                             APPLIED GRAPHICS TECHNOLOGIES, INC.


                                             By: /s/ Martin D. Krall
                                                ________________________________
                                                 Title: Executive Vice President

                                             KAGT HOLDINGS, INC.


                                             By: /s/ Chris Lacovara
                                                ________________________________
                                                 Title: President

                                                                         ANNEX I

                                 Proposal Letter

                                                                        ANNEX II

                                                     Debt and Equity Commitments


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
                                                                       ANNEX III

                                  Consideration

Each Lender shall receive the following:

      - at each Lender's sole option, either (i) cash in the amount equal to 55% of the aggregate amount of such Lender's Term Loans and Revolving Credit Advances outstanding on the date hereof (the "Lock-Up Date") or (ii) (a) cash in the amount equal to 53% of the aggregate amount of such Lender's Term Loans and Revolving Credit Advances outstanding on the Lock-Up Date and (b) options to purchase such Lender's pro rata share (based on aggregate outstandings) of 2% of the fully diluted common stock of KAGT as of the closing date of the Restructuring (the "Closing Date") exercisable at a price twice the price at which Kohlberg purchases the KAGT common stock on the Closing Date;

      - 100% of the amount by which such Lender's Revolving Credit Advances outstanding on the Closing Date exceed such Lender's Revolving Credit Advances on the Lock-up Date (the "Post-Lock-Up Date Advances"); and

      - in then event that the Borrower's Consolidated EBITDA (before restructuring charges and otherwise calculated in accordance with
            GAAP) for Fiscal Year 2004 is greater than $48,000,000, then the Borrower shall pay to each Lender, on or before April 15, 2005, cash in an amount equal to 2% of the aggregate amount of such Lender's Term Loans and Revolving Credit Advances outstanding on the Lock-Up Date.


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
                                                                        ANNEX IV

                                TENDER AGREEMENT


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